                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant | |
Check the appropriate box:
| |  Preliminary Proxy Statement
| | Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
| |  Definitive Additional Materials
| |  Soliciting Material under Rule 14a-12

                                 PUBLICARD, INC.
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required
| |  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

                    N/A
          ----------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

                    N/A
          ----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                    N/A
          ----------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

                    N/A
          ----------------------------------------------------------------------
     (5)  Total fee paid:

                    N/A
          ----------------------------------------------------------------------

| |  Fee paid previously with preliminary materials.
| | Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------
     (3)  Filing Party:

          ----------------------------------------------------------------------
     (4)  Date Filed:

          ----------------------------------------------------------------------

                                                             PubliCARD, Inc.
                                                             620 Fifth Avenue
                                                             Rockefeller Center
                                                             New York, NY 10020
                                                             Phone: 212-651-3102
                                                             Fax: 212-307-5781
                                                             www.publicard.com

                                                               November 19, 2002

Dear Shareholder:

     You are cordially invited to attend the 2002 Annual Meeting of Shareholders of PubliCARD, Inc. (the "Company") to be held on Tuesday, December 17, 2002 at 9:30 a.m. (New York City time) at the offices of Kaye Scholer LLP, 425 Park Avenue, New York, New York.

     The attached Notice of Annual Meeting and Proxy Statement fully describe the business to be conducted at the Annual Meeting, including the election of directors and the ratification of the appointment of the Company's auditors.

     Your Board of Directors recommends a vote "FOR" each of the listed nominees for Director and "FOR" the ratification of the selection of Deloitte & Touche LLP as auditors for the fiscal year ending December 31, 2002.

     Your vote is very important. We hope you will find it convenient to attend the Annual Meeting in person. Whether or not you are personally able to attend, it is important that your shares be represented at the meeting. Accordingly, you are requested to sign, date and return the enclosed proxy promptly. If you do attend the Annual Meeting, you may still revoke your proxy and vote in person. Your cooperation is greatly appreciated.

                                           Sincerely,


                                           /s/ ANTONIO L. DELISE
                                           ANTONIO L. DELISE
                                           President and Chief Executive Officer

                                                             PubliCARD, Inc.
                                                             620 Fifth Avenue
                                                             Rockefeller Center
                                                             New York, NY 10020
                                                             Phone: 212-651-3102
                                                             Fax: 212-307-5781
                                                             www.publicard.com

                  NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS

                                DECEMBER 17, 2002

To the Shareholders of PubliCARD, Inc.

     NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Shareholders (the "Annual Meeting") of PubliCARD, Inc. (the "Company") will be held at the offices of Kaye Scholer LLP, 425 Park Avenue, New York, New York on Tuesday, December 17, 2002 at 9:30 a.m. (New York City time) for the following purposes:

1. To elect six directors to hold office until the annual meeting of shareholders to be held in 2003 and until their respective successors shall be duly elected and qualified;

2. To ratify the selection of Deloitte & Touche LLP as auditors for the fiscal year ending December 31, 2002; and

3. To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on November 14, 2002, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

                                           By Order of the Board of Directors,


                                           /s/ ANTONIO L. DELISE
                                           ANTONIO L. DELISE
                                           President and Chief Executive Officer


IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. PLEASE COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE EVEN IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING. RETURNING THE PROXY WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON OR TO ATTEND THE ANNUAL MEETING, BUT WILL ENSURE YOUR REPRESENTATION IF YOU CANNOT ATTEND. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO ATTEND AND VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN FROM SUCH BROKER, BANK OR OTHER NOMINEE A PROXY ISSUED IN YOUR NAME.

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                DECEMBER 17, 2002

                                   ----------

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of PubliCARD, Inc., a Pennsylvania corporation (the "Company" or "PubliCARD"), to be voted at the 2002 Annual Meeting of Shareholders of the Company referred to in the foregoing Notice (the "Annual Meeting").

                        RECORD DATE AND VOTING SECURITIES

     Only holders of the Company's Common Stock, par value $0.10 per share (the "Common Stock"), of record at the close of business on November 14, 2002 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 24,190,902 shares of Common Stock. Each outstanding share of Common Stock entitles the record holder to one vote on each matter.

                                VOTING PROCEDURES

     In order for any business to be conducted at the Annual Meeting, holders of more than 50% of the shares entitled to vote must be represented at the Annual Meeting, either in person or by proxy. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting. Each is tabulated separately. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders, whereas broker non-votes are not.

     All proxies received pursuant to this solicitation will be voted, and, where a choice is specified as to the proposals described in the foregoing Notice, they will be voted in accordance with that specification. If no choice is specified with respect to any proposal, the proxy will be voted in favor of such proposal. Shareholders who execute proxies may revoke them at any time before they are voted either by delivering to the Secretary of the Company written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. This proxy statement and accompanying material are being mailed to the Company's shareholders on or about November 19, 2002.

                      COST OF SOLICITING MANAGEMENT PROXIES

     The entire cost of soliciting management proxies will be borne by the Company. Proxies will be solicited by mail and may be solicited personally by directors, officers or regular employees of the Company, who will not be compensated for their services. In order to support the Board of Directors' nominees and the other proposal herein and to help ensure the presence of a quorum, the Company has retained the services of D.F. King & Co., Inc. as proxy solicitor to assist in the solicitation of proxies for the Annual Meeting. The fees payable to D.F. King & Co., Inc. in connection with this solicitation are estimated to be $5,000. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to their principals and obtaining their proxies. Accompanying this proxy statement is a copy of the Company's 2001 Annual Report and the Company's Quarterly Report for the fiscal quarter ended September 30, 2002.

                              SHAREHOLDER PROPOSALS

     If a shareholder wishes to have a proposal considered for inclusion in the Company's proxy materials for the 2003 Annual Meeting of Shareholders, the proposal must be stated in writing and be received by the Company at its principal executive office on or before July 22, 2003.

     The deadline for delivering a notice of any shareholder proposal which does not seek to nominate a director(s) of the Company or is not to be included in the proxy materials for the 2003 Annual Meeting of Shareholders will be October 5, 2003. Any notice of a shareholder proposal received after October 5, 2003 will be considered untimely. The persons named as proxies in the proxy materials for the 2003 Annual Meeting of Shareholders may exercise discretionary voting authority with respect to any matter that is not submitted to the Company by such date. Additionally, even if proper notice is received on or prior to October 5, 2003, the individuals named as proxies on the proxy card for that meeting may nevertheless exercise their discretionary authority in voting such proxies with respect to such proposal by advising the shareholders of the proposal and how they intend to exercise their discretion to vote on such proposal, unless the shareholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                       PROPOSAL 1 - ELECTION OF DIRECTORS

     At the Annual Meeting, six directors are to be elected to hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified. In order to be elected, each nominee must receive a plurality of the votes cast at the Annual Meeting.

     Unless otherwise directed, proxies given to the persons named in the enclosed proxy pursuant to this solicitation will be voted for the election as directors of Messrs. Freund, Goldsmith, DeLise, Cohn, Schafran and Vogel. If any such nominee should become unavailable for any reason, which the Board of Directors has no reason to anticipate, the proxy holders reserve the right to substitute another person of their choice in his place.

     The Company currently has six directors all of whom were elected at the Annual Meeting of Shareholders held on November 21, 2001. All directors serve until the next election of directors or until their successors have been elected and have qualified. In February 2002, Jan-Erik Rottinghuis resigned as President and Chief Executive Officer of the Company and from PubliCARD's Board of Directors. All of the persons named in the enclosed proxy are currently directors of the Company. See "Executive Compensation--Employment and Change in Control Agreements."

     Set forth below as to each director nominated for election or reelection as a director of the Company, as the case may be, is information regarding age (as of November 14, 2002), position with the Company, principal occupation, business experience, period of service as a director of the Company and directorships currently held.

          HARRY I. FREUND: Age 62; Director of PubliCARD since April 12, 1985, Chairman of the Board of Directors since December 1985 and Chairman of PubliCARD since October 1998. Mr. Freund has been Chairman of Balfour Investors Inc., a merchant-banking firm that had previously been engaged in a general brokerage business ("Balfour"), since 1975, and Chairman of Balfour Advisors, Inc. ("Balfour Advisors") since 2001.

          JAY S. GOLDSMITH: Age 59; Director of PubliCARD since April 12, 1985, Vice Chairman of the Board of Directors since December 1985 and Vice Chairman of PubliCARD since October 1998. Mr. Goldsmith has been President of Balfour since 1975 and President of Balfour Advisors since 2001.

          ANTONIO L. DELISE: Age 41; Director of PubliCARD since July 9, 2001. Mr. DeLise joined the Company in April 1995 as Vice President, Chief Financial Officer and Secretary. He was appointed to the Board of Directors in July 2001 and was elected to the additional posts of President in February 2002 and Chief Executive Officer in August 2002. Prior to joining the Company, Mr. DeLise was employed as a senior manager with the firm of Arthur Andersen LLP from July 1983 through March 1995.

          CLIFFORD B. COHN: Age 51; Director of PubliCARD since July 31, 1980, and was Vice President of Government Affairs of PubliCARD from April 1, 1982 to November 20, 1984. Mr. Cohn is currently an attorney for Grayson & Goldin P.C., a law firm in Philadelphia, Pennsylvania. Mr. Cohn was the principal of Cohn & Associates, a law firm in Philadelphia, Pennsylvania, from 1994 to 2001.

          L. G. SCHAFRAN: Age 63; Director of PubliCARD since December 3, 1986. Mr. Schafran is the Managing General Partner of L.G. Schafran & Associates, an investment and development firm established in 1984. Mr. Schafran is a Director of Tarragon Realty Investors, Inc., Chairman of the Board and Co-Chief Executive Officer of Delta-Omega Technologies, Inc., interim Chief Executive Officer and Chairman of the Board of Banyan Strategic Realty Trust and Director of Vertex Interactive, Inc.

          EMIL VOGEL: Age 59; Director of PubliCARD since October 5, 2001. Mr. Vogel has been the Senior Partner and founder of Tarnow Associates ("Tarnow") since 1982. Prior to founding Tarnow, Mr. Vogel spent nine years with an executive search firm in the New York City metropolitan area conducting senior level search assignments. Mr. Vogel is also a director of Q.E.P. Co., Inc.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF MESSRS. FREUND, GOLDSMITH, DELISE, COHN, SCHAFRAN AND VOGEL FOR ELECTION AS DIRECTORS OF THE COMPANY.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

     Through September 30, 2000, directors who were not officers of the Company were paid $2,500 per month for services as directors and, in addition, $750 per day for each meeting of the Board or of shareholders that they attended without regard to the number of meetings attended each day. Effective October 1, 2000 the monthly retainer and per diem fees were suspended.

     Messrs. Freund and Goldsmith are each party to an agreement with the Company providing for payments to them under certain circumstances following a change in control of the Company. See "Executive Compensation - Employment and Change in Control Agreements."

     The Company and Balfour are parties to a License Agreement, dated as of October 26, 1994 (the "License Agreement"), with respect to a portion of the office space leased by the Company in New York City. The Chairman and Vice Chairman of the Company's Board of Directors are the only shareholders of Balfour. The term of the License Agreement commenced on January 1, 1995 and will expire on June 30, 2004, unless sooner terminated pursuant to law or the terms of the License Agreement. The License Agreement provides for Balfour to pay to the Company a portion of the rent paid by the Company under its lease, including base rent, electricity, water, real estate tax escalations and operation and maintenance escalations. As of November 14, 2002, Balfour's share of rent and other costs was 50% of the total costs incurred. The base rent payable by Balfour under the License Agreement is approximately $11,000 per month.

     Directors of the Company are elected at each annual meeting of shareholders to hold office until the next annual meeting of shareholders and until their respective successors are duly elected and qualified. Executive officers are elected to hold office until the first meeting of directors following the next annual meeting of shareholders or until their successors are sooner elected by the Board and qualified.

     During 2001, there were ten meetings of the Board of Directors of the Company. The Board of Directors has various committees, including an Audit Committee, a Compensation Committee, a Directors Compensation Committee and a Nominating Committee. During 2001, each of the Directors attended at least 75% of the total number of meetings held by the Board of Directors and the committees of which he was a member.

     The Audit Committee of the Board of Directors reviews with the Company's independent public accountants the plan and scope of the audit for each year, as well as the results of each audit when completed and the accountants' fee for services performed. The Audit Committee also reviews with management and with the independent accountants the Company's internal control procedures. The Audit Committee is composed of members of the Board of Directors who are not otherwise officers or employees of the Company. The present members of the Audit Committee are L. G. Schafran (Chairman), Clifford B. Cohn and Emil Vogel. The Audit Committee met four times during 2001.

     The Compensation Committee of the Board of Directors, which consists entirely of members of the Board of Directors who are not otherwise officers or employees of the Company, reviews the compensation of key employees of the Company. The present members of the Compensation Committee are Clifford B. Cohn (Chairman) and L. G. Schafran. The Compensation Committee did not meet during 2001.

     The Directors Compensation Committee of the Board of Directors reviews the compensation of directors of the Company. The present members of the Directors Compensation Committee are L. G. Schafran (Chairman) and Clifford B. Cohn. The Directors Compensation Committee did not meet during 2001.

     The Nominating Committee of the Board of Directors advises and makes recommendations to the Board of Directors on the selection of candidates as nominees for election as directors. The members of the Nominating Committee are Jay S. Goldsmith (Chairman), Harry I. Freund and Clifford B. Cohn. The Nominating Committee met once during 2001. The Nominating Committee will consider nominees recommended by shareholders pursuant to procedures described in "Shareholder Nominations."

                             SHAREHOLDER NOMINATIONS

     Nominations for election of directors may be made by any shareholder entitled to vote for the election of directors, provided that written notice (the "Notice") of such shareholder's intent to nominate a director at the meeting is given by the shareholder and received by the Secretary of the Company in the manner and within the time specified herein. The Notice shall be delivered to the Secretary of the Company not less than 14 days nor more than 50 days prior to any meeting of the shareholders called for the election of directors; provided, however, that if less than 21 days notice of the meeting is given to shareholders, the Notice shall be delivered to the Secretary of the Company not later than the earlier of the seventh day following the day on which notice of the meeting was first mailed to shareholders or the fourth day prior to the meeting. In lieu of delivery to the Secretary of the Company, the Notice may be mailed to the Secretary of the Company by certified mail, return receipt requested, but shall be deemed to have been given only upon actual receipt by the Secretary of the Company.

     The Notice shall be in writing and shall contain or be accompanied by:

     (a) the name and residence of the shareholder submitting the nomination;

     (b) a representation that such shareholder is a holder of record of the Company's voting stock and intends to appear in person or by proxy at the meeting to nominate the persons specified in the Notice;

     (c) such information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to Regulation 14A of the rules and regulations established by the Securities and Exchange Commission under the Exchange Act (or pursuant to any successor act or regulation) had proxies been solicited with respect to such nominee by the management or Board of Directors of the Company;

     (d) a description of all arrangements or understandings among such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which such nomination or nominations are to be made by the shareholder; and

     (e) the consent of each nominee to serve as director of the Company if so elected.

     Unless a judge or judges of election shall have been appointed pursuant to the By-Laws, the Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that any nomination made at the meeting was not made in accordance with the foregoing procedures and, in such event, the nomination shall be disregarded. Any decision by the Chairman of the meeting shall be conclusive and binding upon all shareholders of the Company for any purpose.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth as of November 1, 2002 the beneficial ownership of the Company's Common Stock by each person who owns of record or is known by the Company to own beneficially more than 5% of the Common Stock of the Company, all directors, nominees and executive officers individually and all directors, nominees and executive officers as a group. All information with respect to beneficial ownership has been furnished to the Company by the respective shareholders of the Company and the directors, nominees and officers.

                                                                  BENEFICIAL OWNERSHIP OF SHARES
                                                                      OF COMMON STOCK AS OF        PERCENT OF
               NAME                           POSITION                 NOVEMBER 1, 2002 (1)         CLASS (1)
               ----                           --------                 --------------------        ----------
Taube Hodson Stonex                 N/A                                    2,995,000 (2)              12.4%
Partners Limited
27 St. James Place
London SW1A INR
United Kingdom

Harry I. Freund                     Director, Chairman of the              1,054,488 (3)               4.3%
                                    Board and Chairman

Jay S. Goldsmith                    Director, Vice Chairman of             1,040,859 (4)               4.3%
                                    the Board and Vice Chairman

Antonio L. DeLise                   Director, President, Chief               270,889 (5)               1.1%
                                    Executive Officer, Chief
                                    Financial Officer and
                                    Secretary

Clifford B. Cohn                    Director                                 247,314 (6)               1.0%

L.G. Schafran                       Director                                 334,050 (7)               1.4%

Emil Vogel                          Director                                 112,400 (8)          Less than 1%

Jan-Erik Rottinghuis (9)            Former Director, President               200,000 (9)          Less than 1%
                                    and Chief Executive Officer

Robert J. Caldaroni (10)            Former Vice President and                     --                    --
                                    Controller

All directors, nominees and                                                3,247,000 (11)             12.8%
officers as a group (8 persons

----------

(1) Calculated in accordance with Rule 13d-3 adopted by the Securities and Exchange Commission (the "SEC") under the Exchange Act.

(2) Based on statements on Schedule 13G filed with the SEC on October 11, 1999 and on Form 4 filed with the SEC on January 2, 2001. Taube Hodson Stonex Partners Limited is a discretionary investment advisor to J. Rothschild Assurance Life Fund, St. James Place International Unit Trust, J. Rothschild Assurance Pension Fund, J. Rothschild International Assurance Managed Fund, J. Rothschild International Assurance US$ Managed Fund, TDG Funds Limited, GAM Worldwide Fund and The Partners Fund. Taube Hodson Stonex Partners Limited has power to vote and direct the vote and power to dispose and direct the disposition of shares held by such funds.

(3) Includes 305,556 shares of common stock which may be acquired by Mr. Freund within 60 days. Also includes 5,454 shares of Common Stock held by Mr. Freund's spouse over which Mr. Freund has shared voting and investment power but as to which he disclaims any beneficial interest. Also includes 13,000 shares that may be deemed to be owned beneficially by Mr. Freund which are held by the Balfour Defined Benefit Pension Plan (the "Plan"), for which Mr. Freund is a Trustee and Plan Administrator and in which he participates. Mr. Freund disclaims ownership of 5,850 shares of such 13,000 shares.

(4) Includes 305,556 shares of Common Stock which may be acquired by Mr. Goldsmith within 60 days. Also includes 13,000 shares that may be deemed to be owned beneficially by Mr. Goldsmith which are held by the Plan, of which Mr. Goldsmith is a Trustee and Plan Administrator and in which he participates. Mr. Goldsmith disclaims ownership of 7,280 shares of Common Stock held by the Plan.

(5) Includes 243,889 shares which may be acquired by Mr. DeLise within 60 days through the exercise of stock options.

(6) Includes 180,000 shares which may be acquired by Mr. Cohn within 60 days through the exercise of stock options.

(7) Includes 220,000 shares which may be acquired by Mr. Schafran within 60 days through the exercise of stock options. Also includes 114,050 shares of Common Stock held by Mr. Schafran's spouse as to which Mr. Schafran disclaims any beneficial interest.

(8) Includes 50,000 shares which may be acquired by Mr. Vogel within 60 days through the exercise of stock options.

(9) Mr. Rottinghuis became the Company's President and Chief Executive Officer in early 2000. Pursuant to the employment agreement between Mr. Rottinghuis and the Company, the Company issued 200,000 shares of Common Stock to Mr. Rottinghuis on November 2, 1999. See "Employment and Change in Control Agreements." In February 2002, Mr. Rottinghuis resigned as President and Chief Executive Officer of the Company and from PubliCARD's Board of Directors.

(10) Mr. Caldaroni resigned as Vice President and Controller in September 2002.

(11) Includes 1,305,001 shares of Common Stock which may be acquired by such persons within 60 days.

                             EXECUTIVE COMPENSATION

     The following tables set forth information concerning the cash compensation, stock options and retirement benefits provided to PubliCARD's executive officers. The notes to these tables provide more specific information concerning compensation. The Company's compensation policies are discussed in the Compensation Committee Report on Executive Compensation.

SUMMARY COMPENSATION TABLE

                                            ANNUAL COMPENSATION            LONG-TERM COMPENSATION
                                            -------------------            ----------------------
                                                                        RESTRICTED  OPTIONS/SARS       ALL OTHER
NAME AND PRINCIPAL POSITION              YEAR     SALARY    BONUS (1)      STOCK      (#) (2)         COMPENSATION
---------------------------              ----     ------    ---------      -----      --------        ------------

   Harry I. Freund(3) .................  2001  $  275,000  $       --        --       800,000(11)  $   15,000(7)
   Chairman of the Board of              2000     312,500          --        --       200,000          15,000(7)
   Directors and Chairman                1999     325,000          --        --            --          15,000(7)

   Jay S. Goldsmith(3) ................  2001     275,000          --        --       800,000(11)      22,966(7)
   Vice Chairman of the Board of         2000     312,500          --        --       200,000          22,966(7)
   Directors and Vice Chairman           1999     325,000          --        --            --          22,966(7)

   Jan-Erik Rottinghuis(4) ............  2001     325,000     100,000        --       800,000(11)      13,822(7)
   Former President, Chief               2000     342,750     100,000        --       230,000           5,604(7)
   Executive Officer and Director        1999      25,228          --        --       800,000(8)    1,475,000(8)

   Antonio L. DeLise(5) ...............  2001     250,000      50,750        --       270,000(11)       7,159(9)
   President, Chief Executive            2000     250,000      78,875        --       107,500           6,549(9)
   Officer, Chief Financial              1999     195,000     100,000        --            --           5,713(9)
   Officer and Secretary

   Robert J. Caldaroni(6) .............  2001     107,035      24,148        --        17,000(11)       5,250(10)
   Former Vice President and             2000     109,807      13,875        --         6,750           4,038(10)
   Controller                            1999      39,149       6,000        --        10,000              --

----------

(1) Reflects bonus earned during the fiscal year. In some instances, all or a portion of the bonus was paid during the next fiscal year.

(2)  Options to acquire shares of Common Stock.

(3) Effective March 1, 2002, the annual salary of each of Messrs. Freund and Goldsmith was reduced to $150,000.

(4) Mr. Rottinghuis was appointed President and Chief Executive Officer of the Company by the Company's Board of Directors on November 5, 1999, effective early in 2000. In February 2002, Mr. Rottinghuis resigned as President and Chief Executive Officer of the Company and from PubliCARD's Board of Directors.

(5) Mr. DeLise has served as Chief Financial Officer since April 1995 and was appointed to the additional posts of President in February 2002 and Chief Executive Officer in August 2002.

(6) Mr. Caldaroni was appointed Vice President and Controller in November 2001. He resigned in September 2002.

(7) Represents life insurance premiums paid on behalf of Mr. Freund, Mr. Goldsmith and Mr. Rottinghuis.

(8) Pursuant to an employment agreement dated November 2, 1999, Mr. Rottinghuis was awarded 200,000 shares of Common Stock and options to purchase a total of 800,000 shares of Common Stock. The dollar value as of the award date of the 200,000 shares of Common Stock has been included under the caption "All Other Compensation."

(9) Consists of $4,800, $5,100 and $5,250 in contributions to PubliCARD's 401(k) plan for 1999, 2000 and 2001, respectively, and $913, $1,449 and
     $1,909 for term life and disability insurance payments paid on behalf of Mr. DeLise for 1999, 2000 and 2001, respectively.

(10) Represents contributions to PubliCARD's 401(k) plan.

(11) Includes stock options granted pursuant to a 2001 stock option cancellation and re-pricing program (See "Stock Option Agreements") in the amount of 500,000 to Mr. Freund, 500,000 to Mr. Goldsmith, 800,000 to Mr. Rottinghuis, 95,000 to Mr. DeLise and 13,000 to Mr. Caldaroni.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information concerning grants to purchase shares of Common Stock to the following persons during the fiscal year ended December 31, 2001:

                                                                                       POTENTIAL REALIZABLE VALUE
                                                                                         AT ASSUMED ANNUAL RATES
                                            PERCENT OF                                       OF STOCK PRICE
                                              TOTAL                                         APPRECIATION FOR
                                             OPTIONS       EXERCISE                         OPTION TERMS (1)
                               OPTIONS      GRANTED TO     PRICE PER     EXPIRATION         ----------------
           NAME                GRANTED      EMPLOYEES        SHARE          DATE          5%             10%
           ----                -------      ---------        -----          ----          --             ---

Harry I. Freund              300,000         7.2%        $2.4375      1/11/2006        $202,031        $446,435
                             225,000(2)      5.4%            .39      8/20/2006          24,244          53,572
                             275,000(2)      6.6%            .39      8/20/2011          67,449         170,929

Jay S. Goldsmith             300,000         7.2%         2.4375      1/11/2006         202,031         446,435
                             225,000(2)      5.4%            .39      8/20/2006          24,244          53,572
                             275,000(2)      6.6%            .39      8/20/2011          67,449         170,929

Jan-Erik Rottinghuis         400,000(2)      9.6%            .39      8/20/2006          43,100          95,240
                             400,000(2)      9.6%            .39      8/20/2011          98,108         248,624

Antonio L. DeLise             95,000(2)      2.3%            .39      8/20/2011          23,301          59,048
                              75,000         1.8%            .39      8/20/2011          18,395          46,617
                             100,000         2.4%            .35      8/27/2011          22,011          55,781

Robert J. Caldaroni           13,000(2)       .3%            .39      8/20/2011           3,188           8,080
                               4,000          .1%            .39      8/20/2011             981           2,486

----------

(1) The potential gain is calculated from the closing price of Common Stock on the date of grant to executive officers. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

(2) Represents stock options granted pursuant to a stock option cancellation and re-pricing program. See "Stock Option Agreements". The options cancelled were originally granted to Mr. Freund in 2000 (200,000 stock options) and in 2001 (300,000 stock options), Mr. Goldsmith in 2000 (200,000 stock options) and in 2001 (300,000 stock options), Mr. Rottinghuis in 1999 (800,000 stock options), Mr. DeLise in 2000 (95,000 stock options) and Mr. Caldaroni in 1999 (10,000 stock options) and in 2000 (3,000 stock options).

AGGREGATE STOCK OPTION EXERCISES IN FISCAL YEAR 2001 AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information as of December 31, 2001 concerning exercisable and unexercisable stock options held by the following persons:

                              SHARES                    NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                             ACQUIRED                  UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS
                                ON         VALUE     OPTIONS AT FISCAL YEAR END          AT FISCAL YEAR END (1)
       NAME                  EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE     EXERCISABLE      UNEXERCISABLE
       ----                  --------     --------   -----------   -------------     -----------      -------------
Harry I. Freund                  --          --       286,356        305,556             --                --

Jay S. Goldsmith                 --          --       286,356        305,556             --                --

Jan--Erik Rottinghuis            --          --       444,445        585,555             --                --

Antonio L. DeLise                --          --       180,555        176,945             --                --

Robert J. Caldaroni              --          --        12,723          8,027             --                --

----------

     (1) These values are based on the December 31, 2001 closing price for PubliCARD's Common Stock on the Nasdaq National Market of $.26 per share.

STOCK OPTION PLANS

     Under the 1993 Long-Term Incentive Plan and the 1993 Non-employee Director Stock Option Plan adopted by shareholders of the Company in 1994 and the 1999 Long-Term Incentive Plan and 1999 Stock Option Plan for Non-employee Directors adopted by shareholders of the Company in 1999, the Company may grant stock options, restricted stock options, stock appreciation rights, performance awards and other stock-based awards equivalent to up to 7,300,000 shares of common stock. As of December 31, 2001, a total of 575,000 shares of Common Stock in the aggregate were available for grant under the stock option plans.

     The plans are administered by the Board of Directors and/or the Compensation Committee of the Board of Directors of the Company. Subject to the express provisions of the plans, the Compensation Committee or the Board of Directors, as applicable, has full and final authority to determine the terms of all awards granted under the plans including (a) the purchase price of the shares covered by each award, (b) whether any payment will be required upon grant of the award, (c) the individuals to whom, and the time at which, awards shall be granted, (d) the number of shares to be subject to each award, (e) when an award can be exercised and whether in whole or in installments, (f) whether the exercisability of the awards is subject to risk of forfeiture or other condition and (g) whether the stock issued upon exercise of an award is subject to repurchase by the Company, and the terms of such repurchase.

TEN YEAR OPTION REPRICING TABLE

     The following table provides information concerning all repricing or cancellation and reissuance of options to purchase the Company's Common Stock held by any executive officer of the Company in the past ten years:

                                                                                                            LENGTH OF
                                                     NUMBER OF       MARKET                                 ORIGINAL
                                                     SECURITIES     PRICE OF     EXERCISE                  OPTION TERM
                                                     UNDERLYING     STOCK AT     PRICE AT       NEW        REMAINING AT
                                                      OPTIONS        TIME OF      TIME OF     EXERCISE       DATE OF
               NAME                      DATE         REPRICED      REPRICING    REPRICING     PRICE        REPRICING
               ----                      ----         --------      ---------    ---------     -----        ---------
Harry I. Freund......................  8/20/2001       275,000         $.39       $2.4375       $.39         53 months
Chairman of the Board of Directors     8/20/2001        25,000          .39        2.4375        .39         53 months
and Chairman                           8/20/2001       200,000          .39        8.5625        .39         41 months

Jay S. Goldsmith.....................  8/20/2001       275,000          .39        2.4375        .39         53 months
Vice Chairman of the Board of          8/20/2001        25,000          .39        2.4375        .39         53 months
Directors and Vice Chairman            8/20/2001       200,000          .39        8.5625        .39         41 months

Jan-Erik Rottinghuis.................  8/20/2001       400,000          .39          6.75        .39         38 months
Former President, Chief Executive      8/20/2001       400,000          .39          6.75        .39         38 months
Officer and Director

Antonio L. DeLise....................  8/20/2001        75,000          .39          9.50        .39         41 months
President, Chief Executive Officer,    8/20/2001        10,000          .39        2.6875        .39         49 months
Chief Financial Officer and Secretary  8/20/2001        10,000          .39          1.50        .39        112 months

Robert J. Caldaroni..................  8/20/2001        10,000          .39         12.50        .39         32 months
Former Vice President and Controller   8/20/2001         3,000          .39          9.50        .39         41 months

----------

     Under regulations adopted by the SEC, repriced options are defined as any option for which the exercise price has been adjusted or amended through amendment, cancellation or replacement grants, or any other means. All options listed in this table were granted pursuant to a cancellation of options in February 2001 and reissuance of options on August 20, 2001.

STOCK OPTION AGREEMENTS

     In February 2001, the Company concluded a stock option re-pricing program whereby a total of approximately 3.3 million stock options were cancelled. Pursuant to the program, employees and directors voluntarily elected to cancel stock options held with an exercise price that exceeded $4.81 per share or had been granted within six months of the cancellation date. In return, the Company granted a total of approximately 3.1 million replacement stock options on August 20, 2001. The replacement stock options, which were granted under the Company's stock option plans, generally contain the same terms and conditions of the cancelled stock options and have an exercise price of $.39 per share, the closing price of the Company's Common Stock on August 20, 2001.

     In January 1996, PubliCARD issued options to Messrs. Cohn and Schafran to buy a total of 200,000 shares of PubliCARD's Common Stock at an exercise price of $2.50 per share for five years. In 2000, a total of 40,000 of such options were exercised. The expiration date on the remaining options was subsequently extended by five years to January 2006.

     On November 2, 1999, the Company entered into option agreements with Mr. Rottinghuis, pursuant to which Mr. Rottinghuis was granted options to purchase 400,000 shares of Common Stock at an exercise price of $6.75 per share and up to 400,000 additional shares of Common Stock at an exercise price of $6.75 per share. In February 2001, the stock options held by Mr. Rottinghuis were cancelled pursuant to the stock option re-pricing program. Replacement options were issued to him in respect of such cancelled options on August 20, 2001 as described above. In February 2002, Mr. Rottinghuis resigned as President and Chief Executive Officer of the Company and from PubliCARD's Board of Directors. All of the options issued to Mr. Rottinghuis were subsequently cancelled.

EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

     On November 2, 1999, the Company entered into an employment agreement with Mr. Rottinghuis, pursuant to which he began to serve as President and Chief Executive Officer of the Company, and pursuant to which the Company agreed to nominate Mr. Rottinghuis to serve on the Company's board of directors. The employment agreement provided that Mr. Rottinghuis' compensation would consist of $350,000 per year plus an annual bonus in an amount to be determined by the Company's board of directors, but not less than $100,000. Effective October 1, 2000, Mr. Rottinghuis' annual salary was reduced to $325,000.

     Pursuant to the employment agreement, on November 2, 1999, the Company issued to Mr. Rottinghuis (i) 200,000 shares of its Common Stock to compensate him for economic losses he suffered as a result of terminating his prior employment and (ii) options to acquire 400,000 shares of Common Stock. The employment agreement also provided that Mr. Rottinghuis would be eligible to receive an option to acquire 400,000 additional shares of Common Stock, which would become exercisable upon the achievement of certain performance-based goals. See "Stock Option Agreements."

     The term of Mr. Rottinghuis' employment agreement was three years, unless sooner terminated in accordance with the terms of the employment agreement. In February 2002, Mr. Rottinghuis resigned as President and Chief Executive Officer of the Company and from PubliCARD's Board of Directors.

     In August 1987, the Company entered into change of control agreements with each of Messrs. Freund and Goldsmith, which provide for payments to them under certain circumstances following a change of control of the Company. These agreements were not adopted in response to any specific acquisition of shares of PubliCARD or any other event threatening to bring about a change of control of the Company. For purposes of the agreements, a change of control is defined as any of the following: (a) the Company ceasing to be a publicly owned corporation having at least 2,000 shareholders, (b) any person or group acquiring in excess of 30% of the voting power of the Company's securities, (c) Messrs. Freund, Goldsmith, Cohn, DeLise, Schafran and Vogel and any other director designated as a "Continuing Director" prior to his election as a director by a majority of the foregoing persons (the "Continuing Directors") ceasing for any reason to constitute at least a majority of the board of directors, (d) the Company merging or consolidating with any entity, unless approved by a majority of the Continuing Directors or (e) the sale or transfer of a substantial portion of PubliCARD's assets to another entity, unless approved by a majority of the Continuing Directors.

     In the event one of the above-named individuals (a) is terminated as an employee of the Company for any reason other than conviction of a felony or any act of fraud or embezzlement, (b) is disabled for six consecutive months or dies, (c) is not elected and maintained in the office which he now occupies, (d) is not included by the board of directors in the slate of directors recommended to shareholders, (e) receives a reduction in his salary or fringe benefits, (f) experiences a change in his place of employment or is required to travel excessively or (g) experiences other substantial, material and adverse changes in conditions under which the individual's services are to be rendered, within three years following a change of control, the individual will be entitled to receive in a lump sum within 10 days of the date of discontinuance, a payment equal to 2.99 times the individual's average annual compensation for the shorter of (a) the five years preceding the change of control, or (b) the period the individual received compensation from PubliCARD for personal services. Assuming a change of control of the Company and the discontinuance of an individual's services were to occur at the present time, payments in the following amounts, assuming there are no "excess parachute payments" as defined in the Internal Revenue Code of 1986 (the "Code"), would be made pursuant to the change of control agreements: Mr. Freund - $934,000; and Mr. Goldsmith - $934,000. In the event any such payment, either alone or together with others made in connection with the individual's discontinuance, is considered to be an excess parachute payment, the individual is entitled to receive an additional payment in an amount which, when added to the initial payment, results in a net benefit to the individual, after giving effect to excise taxes imposed by Section 4999 of the Code and income taxes on such additional payment, equal to the initial payment before such additional payment. Since the change of control agreements would require large cash payments to be made by any person or group effecting a change of control of PubliCARD, absent the assent of a majority of the Continuing Directors, these agreements may discourage hostile takeover attempts of PubliCARD.

     The change of control agreements would have expired on December 1, 2001 but have been and will continue to be automatically extended for a period of one year on each December 1, unless terminated by either party prior to any December
1. In the event a change of control occurs while the change of control agreements are in effect, the term of such agreements will automatically be extended to three years from the date of the change of control and the foregoing renewal option will become inapplicable.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors, consisting entirely of outside directors, approves all of the policies under which compensation is paid or awarded to the Company's executive officers. The present members of the Compensation Committee are Clifford B. Cohn (Chairman) and L. G. Schafran. The objectives of the Company's executive compensation program are to attract and retain highly talented and productive executives and to align the interests of the executive officers with the interests of the Company's shareholders by basing a significant portion of their compensation upon the Company's performance and achievement of strategic goals.

     The Company's compensation program for executive officers currently consists of base salary, annual bonus and long-term incentive compensation consisting of periodic grants of qualified and nonqualified stock options. Each element of this program serves a specific purpose in meeting the Company's objectives.

     Base salary. The Committee annually reviews the salaries of the executive officers. In establishing the base salary, the Compensation Committee considers level of responsibility, individual performance, Company performance, competitive market conditions for executive compensation, prior experience and contributions made to the Company's success. The Compensation Committee has not found it practicable, nor has it attempted, to assign relative weights to the specific factors used in determining base salary levels.

     Variable bonus. The Company's cash bonus program represents an at-risk component of pay designed to motivate executives to work effectively to achieve the Company's performance objectives and to reward them when objectives are met. In determining the bonus payments for 2001, the Compensation Committee used both quantitative measures of operating results and other quantitative and non-quantitative measures including individual objectives designed to bring about improvements in the operations of the Company's subsidiaries.

     Long-term incentives. The Compensation Committee believes that option grants (a) align executive interests with shareholder interests by creating a direct link between compensation and shareholder return, (b) give executives a significant long-term interest in the Company's success and (c) help retain key executives in a competitive market for executive talent. Option grants are made from time to time to executives whose contributions have or will have a significant impact on the Company's long-term performance. The determination of whether option grants are appropriate each year is based upon performance of each individual. All options granted to executive officers in 2001 were granted at the fair market value of the Common Stock on the date of grant, are exercisable for five years and are generally forfeited should the executive officer leave the Company before retirement, unless already exercised. All stock option grants are made under the Company's stock option plans, which have been approved by the Company's shareholders. Because the option grants have been made at option prices equal to the fair market value on the dates of grant, the stock options have value only if the stock price appreciates from the value on the grant date. This design is intended to focus executives on the enhancement of shareholder value over the long-term.

     Option Repricing. See "Stock Option Plans" for a description of the repricing of certain options granted to executive officers."

BASES FOR CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Rottinghuis became the Chief Executive Office of the Company effective in March 2000. In order to induce Mr. Rottinghuis to join the Company, in 1999, pursuant to his employment agreement with the Company, Mr. Rottinghuis received 200,000 shares of Common Stock and options to acquire up to 800,000 shares of Common Stock, subject to certain conditions. See "Employment and Change in Control Agreements" and "Stock Option Agreements." Mr. Rottinghuis' salary and bonus in 2001 was paid in accordance with the terms of his employment agreement with PubliCARD, which Mr. Rottinghuis and the Company negotiated in an arms-length transaction prior to his employment with the Company. The Compensation Committee considered the employment agreement compensation commensurate with Mr. Rottinghuis' expertise in the technology industry and the external pay practices offered with his level of experience and expertise in the industry.

SECTION 162 (M)

     Section 162(m) of the Code limits the tax deduction for compensation paid to certain executives of public companies to $1.0 million. Having considered the requirements of Section 162(m), the Compensation Committee believes that grants made pursuant to the Company's stock option plans meet the requirements that such grants be "performance based" and are, therefore, exempt from the limitations on deductibility. Historically, the combined salary and bonus of each executive officer has been below the $1.0 million limit. The Compensation Committee's present intention is to comply with Section 162(m) unless the Compensation Committee feels that required changes would not be in the best interest of the Company or its stockholders.

     This report is submitted by the members of the Compensation Committee of the Board of Directors.

Compensation Committee

Clifford B. Cohn, Chairman
L. G. Schafran

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors, which consists entirely of outside directors, reviews the compensation of key employees of the Company. The present members of the Compensation Committee are Clifford B. Cohn (Chairman) and L.G. Schafran. See "Information Concerning the Board of Directors," "Employment and Change of Control Agreements" and "Principal Shareholders."

PERFORMANCE GRAPH:  1996-2001

     The following performance graph compares the cumulative total return on the Common Stock of PubliCARD for the five year period from December 31, 1996 to December 31, 2001 to (i) the JP Morgan Hambrect & Quist Technology Index and
(ii) the Nasdaq Composite Stock Index.

     The annual changes for the five year period from 1996 through 2001 are based on the assumption that $100 had been invested in PubliCARD Common Stock and each index on December 31, 1996 (as required by SEC rules), and that all quarterly dividends were reinvested at the average of the closing stock prices at the beginning and end of the quarters. The total cumulative dollar returns shown in the graphs represent the value that such investments would have had on December 31, 2001.

[Line Graph Graphic]

                                1996    1997    1998    1999    2000    2001

PubliCARD                        100      96     972     457     113      18
JP Morgan H&Q Tech. Ind          100     117     182     407     263     182
Nasdaq Comp                      100     122     173     321     193     153


Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement in whole or in part, the foregoing report and the Performance Graph shall not be incorporated by reference into any such filing.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and officers and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely upon the Company's review of the copies of such forms received by it during the fiscal year ended December 31, 2001 and representations that no other reports were required, the Company believes that each person who, at any time during such fiscal year, was a director, officer or, to the Company's knowledge, beneficial owner of more than 10% of the Company's common stock complied with all Section 16(a) filing requirements during such fiscal year, except for one late Form 4 transaction for Larry G. Schafran filed on September 19, 2001 relating to an August 4, 2001 transaction.

               PROPOSAL 2 - RATIFICATION OF SELECTION OF AUDITORS

     On June 5, 2002, the Board of Directors of the Company, upon the recommendation of its Audit Committee, decided that effective June 5, 2002 the Company would no longer engage Arthur Andersen LLP ("Arthur Andersen") as the Company's independent public accountants and that as of June 6, 2002, Deloitte & Touche LLP, certified public accountants ("Deloitte & Touche"), would be appointed as the Company's independent public accountants to audit the books and accounts of the Company for the year ending December 31, 2002, subject to ratification by stockholders.

     The report of Arthur Andersen on the Company's consolidated financial statements for the fiscal year ended December 31, 2001 contained an unqualified opinion that raised substantial doubt about the Company's ability to continue as a going concern. The Company has incurred substantial operating losses and will require additional capital to meets its obligations and accomplish its business plan. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The report does not contain any disclaimer or any qualification as to audit scope or accounting principles. The report of Arthur Andersen on the Company's consolidated financials statements for the year ended December 31, 2000 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

     During the Company's two most recent fiscal years and through the date of this proxy statement, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused it to make reference thereto in connection with its report on the Company's consolidated financial statements for such years; and there were no reportable events as such term is used in Item 304(a)(1)(v) of Regulation S-K.

     The Company provided Arthur Andersen with a copy of the foregoing disclosures. The Company was provided with a letter from Arthur Andersen to the Securities and Exchange Commission stating its agreement with such statements. A copy of such letter has been filed with the Securities and Exchange Commission by the Company as an exhibit to a Current Report on Form 8-K filed with the Securities and Exchange Commission on June 7, 2002.

     During the Company's two most recent fiscal years and through the date of the Board's decision, the Company did not consult Deloitte & Touche with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

     Representatives of Deloitte & Touche are expected to be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to questions. Representatives of Arthur Andersen are not expected to be present at the Annual Meeting.

AUDIT FEES

     The aggregate fees billed for professional services rendered by Arthur Andersen LLP for the audit of the Company's financial statements for the fiscal year ended December 31, 2001, and reviews of the financial statements included in the Company's Forms 10-Q for such fiscal year were $88,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES AND ALL OTHER FEES

     Arthur Andersen LLP did not provide the Company with any financial information system design and implementation services such as defined in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X for the fiscal year ended December 31, 2001. The aggregate fees billed for services rendered by Arthur Andersen LLP, other than for audit services and financial information systems design and implementation services, for the fiscal year ended December 31, 2001 were $18,100.

GENERAL

     The Audit Committee of the Company's Board of Directors has considered whether the provision of services by Arthur Andersen LLP covered by "Financial Information Systems Design and Implementation Fees" and "All Other Fees" above is compatible with maintaining Arthur Andersen LLP's independence.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS AUDITORS.

                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board consists of L. G. Schafran, Clifford B. Cohn and Emil Vogel, each of whom has been determined to be independent as defined by Rule 4200(a)(15) the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter adopted by the Board.

     In this context the Audit Committee met four (4) times during the fiscal year 2001, and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61.

     The Company's independent accountants also provided to the Audit Committee the written disclosure and letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee discussed with the independent accountants that firm's independence and considered whether the non-audit services provided by the independent accountants are compatible with maintaining its independence.

     Based on the Audit Committee's discussion with management and the independent accountants, and the Audit Committee's review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, as amended, filed with the SEC.

Audit Committee

L. G. Schafran, Chairman
Clifford B. Cohn
Emil Vogel

                                    GENERAL

     Management of the Company does not know of any matters other than the foregoing that will be presented for consideration at the Annual Meeting. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their judgment.

                                           By Order of the Board of Directors


                                           /s/ ANTONIO L. DELISE
                                           ANTONIO L. DELISE,
                                           President and Chief Executive Officer

November 19, 2002

                                 PUBLICARD, INC.
                                      PROXY
                         SOLICITED BY BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS

         The undersigned hereby appoints Harry I. Freund and Jay S. Goldsmith, or either of them, with full power of substitution, proxies to vote, unless such authority is withheld, all shares registered in the name of the undersigned of Common Stock of PubliCARD, Inc. (the "Company") that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the offices of Kaye Scholer LLP, 425 Park Avenue, New York, New York at 9:30 a.m. on December 17, 2002, and any adjournments thereof, with all powers the undersigned would possess if personally present, for the election of directors and on all other matters described in the Proxy Statement or which otherwise come before the Annual Meeting in the discretion of the Board of Directors.

         This Proxy, when properly executed, will be voted in the manner directed herein. If no instruction to the contrary is indicated, this Proxy will be voted FOR the election of the Directors named in proposal 1 and FOR proposal 2.

1. ELECTION OF DIRECTORS: Harry I. Freund, Jay S. Goldsmith, Antonio L. DeLise, Clifford B. Cohn, L.G. Schafran and Emil Vogel

      ____ FOR all nominees listed above (except as marked to the contrary hereon).

      ____  WITHHOLD AUTHORITY to vote for all nominees listed hereon.

      (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

          (Continued and to be signed and dated on the reverse side.)

2. To ratify the selection of Deloitte & Touche LLP as auditors for the fiscal year ending December 31, 2002.

           ____     FOR              ____     AGAINST       ____     ABSTAIN

3. In their discretion, to act upon such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

           (Continued and to be signed and dated on the reverse side.)

                                            NOTE: YOUR SIGNATURE SHOULD CONFORM
                                            WITH YOUR NAME AS IT APPEARS HEREON.
                                            IF SIGNING AS ATTORNEY, EXECUTOR,
                                            ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                            PLEASE GIVE YOUR FULL TITLE AS SUCH.
                                            IF STOCK IS OWNED BY A PARTNERSHIP
                                            OR CORPORATION, PLEASE INDICATE YOUR
                                            CAPACITY IN SIGNING THE PROXY. IF
                                            STOCK IS HELD IN JOINT OWNERSHIP,
                                            ALL CO-OWNERS MUST SIGN.

                                            ------------------------------------
                                            Signature

                                            ------------------------------------
                                            Signature if held jointly

                                            Dated:                        , 2002
                                                  ------------------------

                                            PLEASE MARK, DATE, SIGN AND RETURN
                                            THE PROXY CARD PROMPTLY USING THE
                                            ENCLOSED ENVELOPE.

P
R
O
X
Y

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.